As filed with the Securities and Exchange Commission on February 6, 2001
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                        MAIN STREET AND MAIN INCORPORATED
             (Exact name of Registrant as specified in its charter)

           Delaware                                              11-2948370
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                         5050 N. 40th Street, Suite 200
                             Phoenix, Arizona 85018
               (Address of Principal Executive Offices)(Zip Code)

                        Main Street and Main Incorporated
          Main Street and Main Incorporated 401(k) Profit Sharing Plan
                            (Full Title of the Plan)

                               Bart A. Brown, Jr.
                      President and Chief Executive Officer
                        MAIN STREET AND MAIN INCORPORATED
             5050 N. 40th Street, Suite 200, Phoenix, Arizona 85018
                                 (602) 852-9000
                 (Name, Address, and Telephone Number, Including
                        Area Code, of Agent for Service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
     Title of                           Proposed Maximum       Proposed Maximum
  Securities to      Amount to be       Offering Price        Aggregate Offering        Amount of
  be Registered      Registered(1)        Per Share(2)              Price            Registration Fee
------------------------------------------------------------------------------------------------------
   Common Stock        100,000               $2.90                 $290,000               $72.50
======================================================================================================

(1) Estimated maximum aggregate number of shares of Main Street and Main Incorporated Common Stock purchasable with employee contributions under the Plan during the next two years.
(2) Calculated for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, using the average of the high and low sales prices for the Common Stock of Main Street and Main Incorporated on February 2, 2001, as reported on the Nasdaq National Market.
(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2) no separate fee calculation is required.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Main Street and Main Incorporated (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the latest prospectus filed pursuant to the Securities Act of 1933, as amended, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above; and

     (c) The description of the Company's Capital Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-18668) filed with the Commission on January 29, 1990.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Restated Certificate of Incorporation and Bylaws of the Registrant provide that the Registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of the Registrant, or who serves or served any other enterprise or organization at the request of the Registrant (an "Indemnitee").

     Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the Registrant, or serves or served any other enterprise or organization at the request of the Registrant, the Registrant shall indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorneys' fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

     Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant may also advance expenses incurred by other employees and agents of the Registrant upon such terms and conditions, if any, that the Board of Directors of the Registrant deems appropriate.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     Exhibit
     Number            Exhibit
     ------            -------

      10.35     Main Street and Main Incorporated 401(k) Profit Sharing Plan.
      23.1      Consent of Independent Public Accountants - Arthur Andersen LLP
      24        Power of Attorney  (included  on page II-4 of this  Registration
                Statement)

The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS to qualify the Plan.

ITEM 9. UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on this 6th day of February, 2001.

                                 MAIN STREET AND MAIN, INCORPORATED

                                 By: /s/ Bart A. Brown, Jr.
                                    --------------------------------------
                                    Bart A. Brown, Jr.
                                    President, and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Bart A. Brown, Jr. and Lawrence K. White and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     SIGNATURE                   POSITION                             DATE
     ---------                   --------                             ----

/s/ John F. Antioco        Chairman of the Board                February 6, 2001
-------------------------
John F. Antioco

/s/ Bart A. Brown, Jr.     President, Chief Executive Officer,  February 6, 2001
-------------------------  and Director (Principal Executive
Bart A. Brown, Jr.         Officer)

/s/ William G. Shrader     Executive Vice President,            February 6, 2001
-------------------------  Chief Operating Officer, and
William G. Shrader         Director

/s/ Lawrence K. White      Vice President-Finance (Principal    February 6, 2001
-------------------------  Financial and Accounting Officer),
Lawrence K. White          Secretary and Treasurer

/s/ Jane Evans             Director                             February 6, 2001
-------------------------
Jane Evans

/s/ John C. Metz           Director                             February 6, 2001
-------------------------
John C. Metz

/s/ Debbie Bloy            Director                             February 6, 2001
-------------------------
Debbie Bloy

     Pursuant  to the  requirements  of the  Securities  Act of  1933,  the Plan
Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on this 6th day of February, 2001.

                            MAIN STREET AND MAIN INCORPORATED
                            401(k) PROFIT SHARING PLAN

                            By:  Main Street and Main Incorporated


                            By: /s/ Bart A. Brown, Jr.
                                ------------------------------------------------
                                Bart A. Brown, Jr., President, Chief Executive Officer, Director (Principal Executive Officer), Committee Member